Supplement to Proxy for

                              FEDERATED INDEX TRUST

                         Special Meeting of Shareholders

                          To Be Held February 13, 1998





Please note that on page 1 of the Proxy Statement, the number of outstanding shares for Federated Mid-Cap Fund should read 4,409,744 instead of 672.